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                                                                     EXHIBIT 5.1

November 4, 1999


Viisage Technology, Inc.
30 Porter Road
Littleton, Massachusetts  01460

     RE:  Viisage Technology, Inc.
          Registration Statement on Form S-1
          File No. 333-88497
          --------------------------

Ladies and Gentlemen:

     At your request, we are rendering this opinion in connection with the proposed sale by certain stockholders (the "Selling Stockholders") of Viisage Technology, Inc., a Delaware corporation (the "Company") of up to 1,826,972 shares of Common Stock of the Company (the "Shares").

     We have examined instruments, documents and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.

     Based on such examination, we are of the opinion that the Shares to be issued and sold by the Selling Stockholders are validly authorized, legally issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and to the use of our name wherever it appears in said Registration Statement, including the Prospectus constituting a part thereof, as originally filed or as subsequently amended or supplemented. In giving such consent, we do not consider that we are "experts" within the meaning of such terms as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.


                                   Very truly yours,


                                   FINNEGAN, HICKEY, DINSMOOR & JOHNSON, P.C.